UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2008

Rio Vista Energy Partners L.P.
 (Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1313 E. Alton Gloor Blvd., Suite J Brownsville, Texas	78526
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (956) 831-0886

Inapplicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On January 23, 2008, the Board of Managers of Rio Vista GP LLC (“Rio Vista GP”), the general partner of Rio Vista Energy Partners L.P. (“Rio Vista”) approved the grant of options to purchase a total of 16,250 common units under Rio Vista’s 2005 Equity Incentive Plan to certain outside members of the Board of Managers of the Rio Vista GP. The exercise price for the options is $14.42 per unit, which was the average of the high and low sale prices for Rio Vista common units as reported by the NASDAQ Stock Market on January 23, 2008. Options granted to outside managers are fully vested on the date of grant and expire five years from the date of grant. These issuances were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof because the issuances do not involve any public offering of securities.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Managers

On January 23, 2008, the Board of Managers of Rio Vista GP LLC (“Rio Vista GP”), the general partner of Rio Vista Energy Partners L.P. (“Rio Vista”), elected the following individuals as additional members of the Board of Managers of Rio Vista GP: Bruce I. Raben; and Nicholas J. Singer. Below is brief biographical information regarding each new manager.

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Bruce I. Raben — Mr. Raben is a founding Partner of Hudson Capital Advisors, LLC, a provider of investment banking advisory, placement and capital raising services formed in 2004. From 1979 until 1990, Mr. Raben worked at Drexel Burnham Lambert, an investment banking firm. From 1990 through 1995, he was an executive vice president with Jeffries & Company, an investment banking firm. From 1995 until 2002, Mr. Raben served as a managing director of CIBC World Markets, an investment banking firm. He continued to serve as a consultant to CIBC in 2003. Mr. Raben has previously served on the boards of numerous public and private companies. Mr. Raben currently serves as a member of the Board of Directors of Penn Octane Corporation, an affiliate of Rio Vista.

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Nicholas J. Singer — Mr. Singer is a Co-Managing Member of Standard General Management LLC, an investment management firm based in New York City. Before joining Standard General Management LLC in 2007, Mr. Singer was a Founding Partner at Cyrus Capital Partners during 2005 and 2006. Prior to joining Cyrus Capital Partners, he was a senior research analyst and principal at Och-Ziff Capital Management from 2002 until 2005. He currently serves as a member of the Board of Directors of Aquila, Inc.

Standard General Management LLC (“Standard General”), through its affiliates, owns or controls 212,487 common units of Rio Vista and 3,161,418 shares of common stock of Penn Octane Corporation (“Penn Octane”), which owns 75% of Rio Vista GP. Mr. Singer was appointed to the Board of Managers of Rio Vista GP and the board of directors of Penn Octane at the request of Standard General and its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIO VISTA ENERGY PARTNERS L.P.

By: Rio Vista GP LLC, its
       General Partner

By: /s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: Acting Chief Executive Officer, Acting President, Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
(Principal Executive, Financial and Accounting Officer)

Date: January 29, 2008

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